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                     Washington, D.C.  20549

                         ----------------

                             Form 8-K

                          Current Report

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           October 1, 1997



                         Dycom Industries, Inc.
      (Exact name of registrant as specified in its charter)


      Florida                                0-5423           59-1277135
(State or other jurisdiction            (Commission          (IRS Employer
   of incorporation)                   File Number)          Identification No.)


4440 PGA Boulevard, Suite 600 Palm Beach Gardens, Florida           33410
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:         (561) 627-7171





























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Items 1 through 4.  Not Applicable.

Item 5. On October 1, 1997, the registrant announced its operating results for the month ending August 31, 1997. August 1997 was the first month of combined operations of Dycom Industries, Inc. ("Dycom" or the "Company") and Communications Construction Group, Inc. ("CCG"). Dycom acquired CCG on
July 29, 1997 in a business combination accounted for as a pooling of interests.
          The Company reported income before income taxes for the month ended August 31,1997 of $2,341,571, an increase of 69% over the same period last year. Net income for the month ended August 31, 1997 was $1,348,449 or $0.12 per common and common equivalent share on total revenues of $22,943,379.
These results compare to net income of $777,312, or $0.07 per common and common equivalent share on total revenues of $18,979,679 for the month ended August 31,1996. Fully diluted earnings per share was $0.12 for the month ended August 31, 1997 compared to $0.07 for the same period last year.
          The press release issued by Dycom on October 1, 1997 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 6.   Not applicable.

Item 7.
     (a)  Not Applicable
     (b)  Not Applicable
     (c)  Exhibits

          99.1 Press release, dated October 1, 1997.

Item 8.   Not applicable.

































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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Dycom Industries, Inc.
                                   (Registrant)



Date:     October 16, 1997          /s/ Thomas R. Pledger
                                   Thomas R. Pledger
                                   Chairman and Chief Executive Officer



Date:     October 16, 1997         /s/ Steven Nielsen
                                   Steven Nielsen
                                   President and Chief Operating Officer


Date:     October 16, 1997         /s/ Douglas J. Betlach
                                   Douglas J. Betlach
                                   Vice President, Treasurer and
                                   Chief Financial Officer